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                                                                      Exhibit 21

LIST OF SUBSIDIARIES OF ILLUMINA, INC.

NAME OF SUBSIDIARY              JURISDICTION            DOING BUSINESS AS
------------------              ------------            -----------------
Illumina UK, Limited.           United Kingdom          Illumina UK, Limited.
Illumina GmbH                   Germany                 Illumina GmbH
Illumina K.K.                   Japan                   Illumina K.K.


All listed subsidiaries are wholly owned subsidiaries of Illumina, Inc.